SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   February 21, 2003

MERITAGE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	I-9977	86-0611231

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8501 E. Princess Drive, Suite 290, Scottsdale, Arizona 85255

(Address of Principal Executive Offices) (Zip Code)

(877) 400-7888

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. OTHER EVENTS.
Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
Exhibit 10.1
Exhibit 99.1

Item 5. OTHER EVENTS.

     References to “we,” “our” and “us” in this Current Report on Form 8-K refer to Meritage Corporation and its consolidated subsidiaries.

     On February 21, 2003, we completed a private placement of $50 million in aggregate principal amount of our 9.75% senior notes due June 1, 2011. The senior notes were priced at 103.25% of their face amount to yield 9.054%. The issuance of the notes has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and the notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the 9.75% senior notes. A copy of our press release announcing the completion of the offering of the senior notes, including information concerning forward-looking statements and factors that may affect our future results, is attached hereto as Exhibit 99.1. Additionally, a registration rights agreement executed in connection with the private placement is attached as Exhibit 10.1.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit No.	Description

10.1	Registration Rights Agreement, dated as of February 21, 2003
99.1	Meritage Corporation Press Release dated February 25, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2003

MERITAGE CORPORATION

/s/ Vicki L. Biggs

	By:	Vicki L. Biggs
Chief Accounting Officer and Vice President–Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

10.1	Registration Rights Agreement, dated as of February 21, 2003
99.1	Meritage Corporation Press Release dated February 25, 2003